[LETTERHEAD OF HJ & ASSOCIATES, LLC]

                         CONSENT OF INDEPENDENT AUDITORS
                         -------------------------------

Board of Directors
Galtech Semiconductor Materials Corporation and Subsidiaries
Lindon, Utah

We consent to the use in this Registration Statement of Galtech Semiconductor Materials Corporation and Subsidiaries on Form SB-2, Amendment No. 2 of our audit report dated February 8, 2000 for Galtech Semiconductor Materials Corporation and Subsidiaries for the year ended December 31, 1999 which are part of this Registration Statement, and to all references to our firm included in this Registration Statement.

/s/ HJ & Associates, LLC

HJ & Associates, LLC
(Formerly Jones, Jensen & Company)
Salt Lake City, Utah
December 11, 2000